UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive, Suite 220 Durham, NC	27709
(Address of principal executive offices)	(Zip Code)

(248) 957-9024
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On March 21, 2025, Opus Genetics, Inc., a Delaware corporation (the “Company”), entered into a subscription agreement with Dr. George Magrath, the Company’s Chief Executive Officer, and Cam Gallagher, the chairman of the Company’s board of directors,  (the “Subscription Agreement”) for the issuance and sale by the Company of 1,176,471 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase 1,176,471 shares of Common Stock (the “Private Placement Warrants”), at an offering price of $1.275 per share and related warrant (the “Private Placement”).  Each Private Placement Warrant has an initial exercise price of $1.15, expires on the five-year anniversary of the original issuance date and may be called by the Company 30 days following the release of the Company’s OPGx-BEST1 DUO-1001 Cohort 1 data upon achievement of a volume weighted average price of our common stock for 30 consecutive trading days of over $1.725 per share and the trading average daily volume for such 30 day period exceeds $150,000 per trading day. The Private Placement closed on March 24, 2025.

The securities issued and sold pursuant to the Subscription Agreement are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01	Other Events.

On March 21, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group, LLC, as the sole underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell, in an underwritten public offering (the “Offering”), 12,219,736 shares of Common Stock and warrants to purchase up to 21,052,631 shares of Common Stock (the “Warrants”). Each share of Common Stock was sold together with one Warrant to purchase one share of Common Stock, at a price to the public of $0.95 per share and related Warrant. The Company also agreed to issue 8,832,895 pre-funded warrants (“Pre-Funded Warrants”) at a price to the public of $0.9499 per Pre-funded Warrant.

The Offering closed on March 24, 2025, and the gross proceeds from the Offering were approximately $20.0 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of such exhibit.

Warrants

The Warrants were issued pursuant to a common stock purchase warrant (“Form of Warrant”). Each Warrant has an initial exercise price equal to $0.95 per share of Common Stock and is exercisable for five years from the date of issuance. The exercise prices and numbers of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. A holder may not exercise the Warrant if, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own (as determined in accordance with the terms of the Warrants) more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after giving effect to the exercise.

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Form of Warrant.

The Warrants are callable by the Company in certain circumstances. Subject to certain exceptions, in the event that the Warrants are outstanding, if, after the closing date, (i) the Company has announced OPGx-BEST1 DUO-1001 Cohort 1 data, (ii) the volume weighted average price of the Common Stock for 30 consecutive trading days (the “Measurement Period”, which 30 consecutive trading day period shall not have commenced until after the initial exercise date) exceeds $1.43 (subject to adjustment), (iii) the trading average daily volume for such Measurement Period exceeds $150,000 per trading day and (iv) the Warrant holder is not in possession of any information that constitutes or might constitute material non-public information which was provided by the Company, its subsidiaries or any of its officers, directors, employees, agents or affiliates, then the Company may, within one trading day of the end of such Measurement Period, upon notice, call for cancellation of all or any portion of the Warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per Warrant share.

In the event of a fundamental transaction, as defined in the Form of Warrant, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the Form of Warrant, in the event of certain Fundamental Transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value of the remaining unexercised portion of the Warrants on the date of consummation of such fundamental transaction.

The Form of Warrant is filed as Exhibit 4.1 hereto and is incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Warrants is qualified in its entirety by reference to the full text of such exhibit.

Pre-Funded Warrants

The Pre-Funded Warrants were issued pursuant to a pre-funded common stock purchase warrant (“Form of Pre-Funded Warrant”). Each Pre-Funded Warrants offered has an exercise price of $0.0001 per share of Common Stock and is immediately exercisable and is exercisable at any time until exercised in full. The exercise prices and numbers of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock.

A holder may not exercise the Pre-Funded Warrant if, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own (as determined in accordance with the terms of the Pre-Funded Warrants) more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after giving effect to the exercise.

In the event of a fundamental transaction, as defined in the Form of Pre-Funded Warrant, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

The Form of Pre-Funded Warrant is filed as Exhibit 4.2 hereto and is incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to the full text of such exhibit.

The Offering (including the shares of Common Stock issuable from time to time upon exercise of the Warrants and the Pre-Funded Warrants) was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276462) filed with the Securities and Exchange Commission on January 10, 2024, including the prospectus dated January 23, 2024 contained therein, as the same has been supplemented.

A copy of the opinion of Sidley Austin LLP, counsel to the Company, relating to the securities issued in the Offering is attached as Exhibit 5.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 21, 2025, by and between Opus Genetics, Inc. and Craig-Hallum Capital Group LLC

4.1	Form of Warrant

4.2	Form of Pre-Funded Warrant

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPUS GENETICS, INC.

Date: March 24, 2025	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer